Exhibit 10.1

[UNOFFICIAL TRANSLATION]

Fufeng Jinqiu Printing & Packaging Co., Ltd.

Xian Qinling Biotechnologies, Ltd.

PAPER PRODUCTS RESEARCH AND DEVELOPMENT AGREEMENT

Contracting Location: Xi’an City

Contracting Date: April 10, 2012

[UNOFFICIAL TRANSLATION]

The cooperation of Fufeng Jinqiu Printing & Packaging Co., Ltd. (“Party A”) and Xian Qinling Biotechnologies, Ltd. (“Party B”) is based on the mutual purpose of improving products quality, lower production costs, introducing new concept of environmental protection, making products more competitive and increasing market shares. Upon discussion, Party B agrees to provide specialized services to Party A in the areas of high-end market, anti-fake paper, damp-proof paper, and product design. Party A and Party B have reached the following agreement (the “Agreement”) in accordance with People’s Republic of China Contract Law:

Article I.	Content

For the purpose of improving products quality, lower production costs, introducing new concept of environmental protection, making products more competitive and increasing market shares, Party B is responsible to provide specialized services to Party A in the area of high-end market, anti-fake paper, damp-proof paper, and product design (collectively, the “Project”).

Article II.	Research and Development Fees

The initial estimate of this research and development (“R&D”) expenses under this Project is RMB 8 million (approximately $1.3 million), including new products R&D expenses, testing fees, testing material fees, and the fees to be paid to technical consultant for product design and printing production to ensure a mass production  in five years.

Article II.	Specialized Service Fees and Method of Payment

The R&D fees under this Agreement shall be RMB 8,000,000. Party A shall Party B cash or by wire transfer. Party A shall make a first payment of RMB 7,000,000 to Party B within 15 days upon the execution of this Agreement. The remaining RMB 1,000,000 will be paid after both parties have run a successful test on the new products.

Party B’s bank account information is as follows:

Account Name: Xian Qinling Biotechnologies, Ltd.

Account Number: 102408588304

Bank: Bank of China East Street Branch

Article IV.                      Term of Cooperation

The term of the cooperation under this Agreement is one year starting from the day of first payment, followed by a five year term of free consultation and technical support.

[UNOFFICIAL TRANSLATION]

Article V.                      Rights and Obligations

A.	Party A’s Rights and Obligations

a.	Party A shall coordinate with Party B and timely provide Party B with its required features toward the new products.

b.	Party A shall make timely payment of the fees to ensure on time development of the Project.

c.	Party A shall provide assembly lines and operators for product tests and testing production.

d.	Party A is entitled to Party B’s five-year free technical support and maintenance.

B.	Party B’s Rights and Obligations

a.	Party B is responsible for developing new products mentioned above in this Agreement and drafting research report and filing documents.

b.
Party B shall start the Project upon receiving the first payment from Party A. Party B shall also keep the documents and materials related to the Project confidential and hand over to Party A upon completion of the Project. Party B cannot transfer intellectual property rights related to this Project to third parties without Party A’s consent.

c.	Party B shall provide a two-year free technical support regarding the new products after completion of this Project.

Article VI.                      Inspection before Acceptance

A.	Sample product shall meet the national quality standards as well as the standards set by Party A.

B.	The ownership of the documents and materials related to the Project belongs to Party A and shall be kept by Party A upon its acceptance of the new products.

Article VII.                      Breach

Once this Agreement becomes effective, neither party can amend this Agreement without cause.

A.	If the Project failure is due to Party A, Party B shall not be held responsible and is entitled to the payment made by Party A.

B.
Party A shall pay the fees timely. Party B shall transfer all the documents and materials related to the Project to Party A timely. A daily late fee of 0.1 percent of the total payment will be charged on late payment or late transfer.

Article VIII.                      Disputes and Solutions

All disputes arising from this Agreement shall be resolved by friendly negotiations. Where negotiation fails, both parties have the right to submit the case to arbitration commission.

Article IX.                      Termination and Amendment of This Agreement

A.	This Agreement can be terminated under the circumstance of force majeure with both parties’ consent. The termination shall be in accordance with Article IV above.

B.	If a merger or acquisition occurs during the term of this Agreement, the successor of the party is obligated to perform this Agreement.

Article X.                      Others

A.	Party B shall issue receipt upon receiving the payment from Party A. Party A is entitled to formal invoice from Party B upon completion of this Project.

B.	Other matters shall be determined through both parties’ negotiation.

C.	This Agreement shall be made four counterparts, and each party keeps two.

D.	This Agreement becomes effective upon execution.

[UNOFFICIAL TRANSLATION]

Party A:

/seal/

/s/ Yongming Feng

Date: April 10, 2012

Party B:

/seal/

/s/Yang

Date: April 10, 2012

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